Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Kansas City Southern:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-50517, 33-50519, 33-64511, 333-73122, 333-58250, 333-51854, 333-91478, and 333-126207) and on Form S-3 (Nos. 33-69648, 333-61006, 333-107573, and 333-130112) of Kansas City Southern of our reports dated April 17, 2006 with respect to the consolidated balance sheets of Kansas City Southern and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Kansas City Southern. The financial statements of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (Grupo TFM), a 46.6% owned investee company, as of December 31, 2004 and for the years ended December 31, 2004 and 2003 were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Grupo TFM as of December 31, 2004 and for the years ended December 31, 2004 and 2003, is based solely on the reports of other auditors.
Our report dated April 7, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, expresses our opinion that Kansas City Southern did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company lacked sufficient personnel with adequate expertise in accounting for income taxes, effective reconciliation procedures related to income tax accounts and sufficient oversight of the income tax accounting function by management. As a result, the Company is restating the opening retained earnings balance for the year ended December 31, 2003 in connection with issuing the 2005 consolidated financial statements to reflect the correction of errors in the accounting for income taxes. Additionally, a material misstatement was identified in the income tax provision in the 2005 consolidated financial statements.
Our report dated April 7, 2006 on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 contains an explanatory paragraph that the Company acquired control of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (Grupo TFM) and its subsidiary, Kansas City Southern de Mexico, S.A. de C.V. (KCSM) on April 1, 2005. Management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005 Grupo TFM’s and KCSM’s internal control over financial reporting which represents 53% of the Company’s consolidated total assets and 41% of the Company’s consolidated total revenues included in the consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2005. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Grupo TFM and KCSM.
Our report dated April 7, 2006 on the consolidated financial statements contains an explanatory paragraph stating that, as discussed in note 2 to the consolidated financial statements, effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations.
Our report dated April 7, 2006 on the consolidated financial statements also contains an explanatory paragraph stating that, as discussed in note 13 to the consolidated financial statements, the Company restated its balance sheet as of December 31, 2004 and its statement of stockholders’ equity for the years ended December 31, 2004 and 2003.
/s/ KPMG LLP
Kansas City, Missouri
April 7, 2006